SIFCO Industries, Inc. (“SIFCO”) Announces
Second Quarter Fiscal 2017 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE MKT: SIF) today announced financial results for its second quarter of fiscal 2017, which ended March 31, 2017.
Second Quarter

•	Net sales from operations in the second quarter of fiscal 2017 increased 7.7% to $31.3 million, compared with $29.1 million in the second quarter of fiscal 2016.

•	Net loss for the second quarter of fiscal 2017 was $1.7 million, or ($0.30) per diluted share, compared with a loss of $0.3 million or ($0.05) per diluted share, in the second quarter of fiscal 2016.

•	Adjusted EBITDA in the second quarter of fiscal 2017 was $2.4 million compared with Adjusted EBITDA of $2.0 million in the second quarter of fiscal 2016.

•	Cash flow from operating activities for the second quarter of fiscal 2017 was $6.1 million, compared with cash flow from operating activities of $3.5 million in the second quarter of fiscal 2016.

•	Total debt was reduced $5.0 million in the second quarter of fiscal 2017, from $40.7 million at December 31, 2016 to $35.6 million at March 31, 2017.
First Six Months

•	Net sales from operations in the first six months of fiscal 2017 increased 11.6% to $62.8 million, compared with $56.2 million in the first six months of fiscal 2016.

•
Net loss for the first six months of fiscal 2017 was $4.3 million, or ($0.78), per diluted share, compared with a loss of $2.9 million, or ($0.53) per diluted share, in the first six months of fiscal 2016.

•	Adjusted EBITDA in the first six months of fiscal 2017 was $4.4 million compared with Adjusted EBITDA of $1.3 million in the first six months of fiscal 2016.

•	Cash flow from operating activities for the six months ended of fiscal 2017 was $5.3 million, compared with cash flow from operating activities of $11.8 million in the six months of fiscal 2016.

•	Total debt was reduced $3.0 million in the first six months of fiscal 2017, from $38.6 million at September 30, 2016 to $35.6 million at March 31, 2017.

President and CEO Peter W. Knapper stated, "In the second quarter, we've continued to execute on our plans to turn around our business. Our consolidation into a new facility in Orange, CA was completed in April. Getting past the disruption and costs inherent in a move of this significance is important to any operation. We have shown improvement in operations as we increased revenue while reducing inventory by $3.0 million in the first 6 months of fiscal 2017. We also reduced debt by $5.0 million this quarter. The new sales organization structure implemented earlier this year is uncovering new opportunities for our business and we will continue to focus on serving our customers, associates, and shareholders."

The Company's Form 10-K for the year ended September 30, 2016 can be accessed through its website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

The Company is engaged in the production of forgings and machined components primarily in the Aerospace and Energy markets. The processes and services and services include heat-treating and machining. The Company operates under one segment.

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. Adjusted EBITDA is a non-GAAP financial measure and is intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

Second Quarter Ended March 31
(Amounts in thousands, expect per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Net sales	$31,302	$29,075	$62,776	$56,237
Cost of goods sold	27,643	25,513	54,948	50,566
Gross profit	3,659	3,562	7,828	5,671
Selling, general and administrative expenses	4,396	3,130	9,699	8,750
Amortization of intangible assets	573	613	1,165	1,328
(Gain) loss on disposal of operating assets	—	30	(6)	32
Operating loss	(1,310)	(211)	(3,030)	(4,439)
Interest income	(16)	(22)	(30)	(32)
Interest expense	541	436	1,219	845
Foreign currency exchange loss, net	12	20	17	34
Other income, net	(107)	(107)	(214)	(214)
Loss from operations before income tax expense (benefit)	(1,740)	(538)	(4,022)	(5,072)
Income tax expense (benefit)	(83)	(239)	244	(2,175)
Net loss	$(1,657)	$(299)	$(4,266)	$(2,897)

Net loss per share
Basic	$(0.30)	$(0.05)	$(0.78)	$(0.53)
Diluted	$(0.30)	$(0.05)	$(0.78)	$(0.53)

Weighted-average number of common shares (basic)	5,479	5,464	5,473	5,458
Weighted-average number of common shares (diluted)	5,479	5,464	5,473	5,458

Consolidated Condensed Balance Sheets
(Amounts in thousands, except share data)

	March 31, 2017	December 31, 2016	September 30, 2016
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,356	$1,019	$471
Receivables, net of allowance for doubtful accounts of $423, $591, and $706, respectively	26,190	26,415	25,158
Inventories, net	25,449	27,247	28,496
Refundable income taxes	1,825	1,773	1,773
Prepaid expenses and other current assets	2,207	2,774	2,177
Total current assets	57,027	59,228	58,075
Property, plant and equipment, net	45,878	47,147	48,958
Intangible assets, net	9,801	10,322	11,138
Goodwill	11,349	11,221	11,748
Other assets	281	222	538
Total assets	$124,336	$128,140	$130,457
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,393	$8,255	$18,258
Revolving credit agreement	21,573	25,337	12,751
Accounts payable	15,418	13,206	14,520
Accrued liabilities	5,877	5,715	5,234
Total current liabilities	50,261	52,513	50,763
Long-term debt, net of current maturities	6,660	7,075	7,623
Deferred income taxes	2,836	2,944	2,929
Pension liability	8,010	8,101	8,341
Other long-term liabilities	465	396	431
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares – 5,599 at March 31, 2017, 5,529 at December 31, 2016 and 5,525 at September 30, 2016	5,599	5,529	5,525
Additional paid-in capital	9,470	9,353	9,219
Retained earnings	54,211	55,877	58,476
Accumulated other comprehensive loss	(13,176)	(13,648)	(12,850)
Total shareholders’ equity	56,104	57,111	60,370
Total liabilities and shareholders’ equity	$124,336	$128,140	$130,457

Consolidated Condensed Statements of Cash Flows

(Unaudited, Amounts in thousands)	Six Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(4,266)	$(2,897)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,939	5,366
Amortization and write-off of debt issuance cost	328	72
(Gain) loss on disposal of operating assets	(6)	32
LIFO expense (benefit)	225	(8)
Share transactions under company stock plan	325	(642)
Purchase price inventory adjustment	—	266
Other long-term liabilities	202	160
Deferred income taxes	32	(642)
Changes in operating assets and liabilities:
Receivables	(1,245)	6,439
Inventories	2,581	(375)
Refundable taxes	(52)	(1,374)
Prepaid expenses and other current assets	322	(317)
Other assets	243	315
Accounts payable	881	4,809
Other accrued liabilities	597	722
Accrued income and other taxes	167	(163)
Net cash provided by operating activities of operations	5,273	11,763
Cash flows from investing activities:
Proceeds from disposal of operating assets	48	—
Capital expenditures	(964)	(1,176)
Net cash used for investing activities of operations	(916)	(1,176)
Cash flows from financing activities:
Payments on long term debt	(12,907)	(2,561)
Proceeds from revolving credit agreement	45,069	19,369
Repayments of revolving credit agreement	(36,247)	(27,536)
Payment of debt issue costs	(498)	—
Short-term debt borrowings	2,330	1,450
Short-term debt repayments	(1,218)	(1,047)
Net cash used for financing activities of operations	(3,471)	(10,325)
Increase in cash and cash equivalents	886	262
Cash and cash equivalents at the beginning of the period	471	667
Effect of exchange rate changes on cash and cash equivalents	(1)	23
Cash and cash equivalents at the end of the period	$1,356	$952
Supplemental disclosure of cash flow information of operations:
Cash paid for interest	$(790)	$(736)
Cash paid for income taxes, net	(55)	(185)

Consolidated Condensed Statements of Cash Flows

(Unaudited, Amounts in thousands)	Quarter to date March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(1,657)	$(299)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,424	2,588
Amortization and write-off of debt issuance cost	55	36
Loss on disposal of operating assets	—	32
LIFO expense (benefit)	118	(42)
Share transactions under company stock plan	187	(959)
Other long-term liabilities	200	96
Deferred income taxes	(157)	(77)
Changes in operating assets and liabilities:
Receivables	311	284
Inventories	1,763	(1,319)
Refundable taxes	(52)	(7)
Prepaid expenses and other current assets	519	(466)
Other assets	(59)	12
Accounts payable	2,292	3,251
Other accrued liabilities	42	362
Accrued income and other taxes	75	(12)
Net cash provided by operating activities of operations	6,061	3,480
Cash flows from investing activities:
Capital expenditures	(507)	(438)
Net cash used for investing activities of operations	(507)	(438)
Cash flows from financing activities:
Payments on long term debt	(684)	(1,277)
Proceeds from revolving credit agreement	15,447	15,669
Repayments of revolving credit agreement	(19,211)	(17,706)
Short-term debt borrowings	—	693
Short-term debt repayments	(764)	(821)
Net cash used for financing activities of operations	(5,212)	(3,442)
Increase (decrease) in cash and cash equivalents	342	(400)
Cash and cash equivalents at the beginning of the period	1,019	1,337
Effect of exchange rate changes on cash and cash equivalents	(5)	15
Cash and cash equivalents at the end of the period	$1,356	$952
Supplemental disclosure of cash flow information of operations:
Cash paid for interest	$(421)	$(327)
Cash paid for income taxes, net	(30)	(23)

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Net loss	$(1,657)	$(299)	$(4,266)	$(2,897)
Adjustments:
Depreciation and amortization expense	2,424	2,588	4,939	5,366
Interest expense, net	525	414	1,189	813
Income tax expense (benefit)	(83)	(239)	244	(2,175)
EBITDA	1,209	2,464	2,106	1,107
Adjustments:
Foreign currency exchange loss, net (1)	12	20	17	34
Other income, net (2)	(107)	(107)	(214)	(214)
(Gain) loss on disposal of operating assets (3)	—	30	(6)	32
Inventory purchase accounting adjustments (4)	—	—	—	266
Equity compensation expense (5)	187	(810)	345	(464)
Acquisition transaction-related expenses (6)	—	(5)	—	(94)
LIFO impact (7)	118	(41)	225	(8)
Orange expansion (8)	931	210	1,883	387
Executive search (9)	—	224	—	224
Adjusted EBITDA	$2,350	$1,985	$4,356	$1,270

(1)	Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.

(2)	Represents miscellaneous non-operating income or expense, primarily rental income from the Company's Irish subsidiary.

(3)	Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company’s books.

(4)	Represents accounting adjustments to value inventory at fair market value associated with the acquisition of a business that was charged to cost of goods sold when the inventory was sold.

(5)	Represents the equity-based compensation benefit and expense recognized by the Company under its 2007 Long-term Incentive Plan due to granting of awards, awards not vesting and/or forfeitures.

(6)	Represents transaction-related costs such as legal, financial, tax due diligence expenses, valuation services costs, and executive travel that are required to be expensed as incurred.

(7)	Represents the increase in the reserve for inventories for which cost is determined using the last in, first out (“LIFO”) method.

(8)	Represents costs related to expansion of one of the plant locations that are required to be expensed as incurred.

(9)	Represents cost incurred for executive search as mentioned in its Form 8-K filing on March 18, 2016.

Contacts
SIFCO Industries, Inc.
Salvatore Incanno, 216-881-8600
www.sifco.com